STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------




         I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF DELAWARE & FOREIGN CORPORATIONS OF "DOCUCON, INCORPORATED"FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 1988, AT 9 O'CLOCK A.M.




                                            ------------------------------------
                                           MICHAEL RATCHFORD, SECRETARY OF STATE
                                                        AUTHENTICATION: *3696187
                                                               DATE:  12/11/1992


                              CERTIFICATE OF MERGER

                                       OF

                              DOCUCON, INCORPORATED
                            (a Delaware corporation)

                                       AND

                              DOCUCON, INCORPORATED

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                  Under Section 252 of the General Corporation
                          Law of the State of Delaware
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         DOCUCON, INCORPORATED, a corporation formed under the laws of the State of Delaware ("Docucon-Delaware"), and DOCUCON, INCORPORATED, a Corporation formed under the laws of the State of Texas ("DOCUCON-TEXAS"), desiring to effectuate a merger of the DOCUCON-TEXAS with and the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: The constituent corporation involved in the merger are DOCUCON-DELAWARE and DOCUCON-TEXAS. DOCUCON-DELAWARE is a corporation organized and existing under the laws of the State of Delaware. The Certificate of Incorporation for DOCUCON-DELAWARE was filed in the Office of the Secretary of State of the State of Delaware on the 11th day of October, 1988. DOCUCON-TEXAS is a corporation organized and existing under the laws of the State of Texas. The Articles of Incorporation for DOCUCON-TEXAS were filed in the Office of the Secretary of State of the State of Texas on June 27, 1986.

         SECOND: DOCUCON-TEXAS is, as of the date hereof, the lawful owner of all of the issued and outstanding capital stock of DOCUCON-DELAWARE.

         THIRD: A Plan and Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation in accordance with the laws of the applicable jurisdictions under which the constituent corporations have been formed.

         FOURTH: The surviving corporation in the merger shall be DOCUCON-DELAWARE. The name of the surviving corporation in the merger shall be "DOCUCON, INCORPORATED".

         FIFTH: The Certificate of Incorporation of the surviving corporation shall be the Certificate of Incorporation of DOCUCON-DELAWARE.

         SIXTH: The executed Plan and Agreement of Merger is on file at the principle place of business of the surviving corporation at 9100 I.H. 10 West, Suite 100, San Antonio, Texas 78230.

         SEVENTH: A copy of the Plan and Agreement of Merger will be furnished by the surviving corporation on request and without cost to any shareholder of any constituent corporation.

         EIGHT: The authorized capital stock of DOCUCON-TEXAS is Fifty Million (50,000,000) shares, consisting of Thirty Million (30,000,000) shares of $1.00 par value per share preferred stock, and twenty Million (20,000,000) shares of $0.01 par value per share common stock.

         NINTH: The merger herein described shall become effective upon the latest to occur of (i) the filing of this Certificate of Merger with the Secretary of Stare of the State of Delaware, (ii) the recording of this Certificate of Merger with the appropriate authorities in New Castle County, Delaware, and (iii) the filing of Articles of Merger (and/or such other instruments as may be required by the Texas Business Corporation Act, or related statutes) with the Secretary of State of the State of Texas.

         IN WITNESS WHEREOF, DOCUCON-DELAWARE and DOCUCON-TEXAS have each duly caused this Certificate of Merger to be executed by its duly authorized officers as of the 11th day of October, 1988.

                                        DOCUCON, INCORPORATED, a Delaware
                                        Corporation


                                        By: /s/ EDWARD P. GISTARO
                                                EDWARD P. GISTARO, President

ATTEST:


/s/ RALPH BROWN
    RALPH BROWN, Secretary

                                        DOCUCON, INCORPORATED, a Delaware
                                        Corporation


                                        By: /s/ EDWARD P. GISTARO
                                                EDWARD P. GISTARO, President
ATTEST:


/s/ RALPH BROWN
    RALPH BROWN, Secretary